EXHIBIT 10.1

EXECUTION VERSION

SECOND AMENDMENT TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of this 16th day of April, 2012 by and among AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), AMERICAN REALTY CAPITAL TRUST, INC., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), the Lenders party hereto, and RBS CITIZENS, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

W I T N E S S E T H:

WHEREAS, Borrower, Parent, the Administrative Agent and the Lenders are parties to a certain Credit Agreement dated as of August 17, 2011 (together with any modifications and amendments, collectively, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Credit Agreement and the other Loan Documents to permit Borrower to enter into the Term Loan Agreement (as defined below); and

WHEREAS, the Administrative Agent and the Lenders have agreed to so amend certain terms and conditions of the Credit Agreement and the other Loan Documents, all on the terms and conditions set forth below in this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized undefined terms used in this Second Amendment shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2.	Amendments to Credit Agreement. The Credit Agreement is amended as of the Second Amendment Effective Date (as defined below), as follows:

a.	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Borrowing Base Asset Value Ratio”, “Borrowing Base Debt Service Coverage Ratio”, “Incentive Listing Fee”, “Implied Loan Amount”, and “Subordination Agreement” in their entirety therefrom and substituting the following in lieu thereof:

“Borrowing Base Asset Value Ratio” means, as of any date of determination, the ratio of (a) Borrowing Base Asset Value to (b) the sum of (x) the Total Outstandings plus (y) the Total Outstandings (as defined in the Term Loan Agreement) plus (z) the aggregate unsecured Indebtedness (other than the Incentive Listing Fee Note) of the Consolidated Group.

“Borrowing Base Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate Adjusted Borrowing Base NOI with respect to the Borrowing Base Properties for the quarter most-recently ended for which financial statements are available divided by (b) pro forma annual debt service on an amount equal to the sum of (x) Total Outstandings plus (y) Total Outstandings (as defined in the Term Loan Agreement) plus (z) the aggregate unsecured Indebtedness (other than the Incentive Listing Fee Note) of the Consolidated Group assuming a twenty five (25) year amortization and an interest rate equal to the greater of (i) seven percent (7.0%) per annum, or (ii) the sum of (A) the most-recent rate published on such date in the United States Federal Reserve Statistical Release (H.15) for ten (10) year Treasury Constant Maturities plus (B) three percent (3.0%).

“Incentive Listing Fee Note” means the three-year convertible note to be issued in the amount of the Incentive Listing Fee, in form reasonably satisfactory to the Administrative Agent and substantially on the terms previously disclosed to the Administrative Agent, together with such other terms as are reasonably satisfactory to the Administrative Agent (it being understood and agreed that the draft Incentive Listing Fee Note attached as Exhibit I to the Second Amendment is satisfactory).

“Implied Loan Amount” means, as of any date of determination and without duplication, the amount of “hypothetical Outstanding Amount” plus the Outstanding Amount (under and as used in the Term Loan Agreement) plus the aggregate unsecured Indebtedness (other than the Incentive Listing Fee Note) of the Consolidated Group that would result, on a pro forma basis, in a Borrowing Base Debt Service Coverage Ratio as of such date of determination equal to 1.50 to 1.0.

“Subordination Agreement” means the Subordination Agreement, to be entered into substantially contemporaneously with the issuance of Incentive Listing Fee Note, between the Administrative Agent, the administrative agent under the Term Loan Agreement and AR Capital in form and substance satisfactory to the Administrative Agent (it being understood and agreed that the draft Subordination Agreement attached as Exhibit II to the Second Amendment is satisfactory).

b.	Section 1.01 of the Credit Agreement is hereby further amended by deleting clause (viii)(B) of the definition of “Consolidated EBITDA” in its entirety therefrom and substituting the following in lieu thereof:

“(B) the Tender Offer Transactions (including, without limitation, the negotiation of and entry into the First Amendment) or (C) the negotiation and entry into the Term Loan or any amendments to this Agreement or the Term Loan Agreement.”

c.	Section 1.01 of the Credit Agreement is hereby further amended by inserting the phrase “the Intercreditor Agreement,” prior to the phrase “the Subordination Agreement” in the definition of “Loan Documents”.

d.	Section 1.01 of the Credit Agreement is hereby further amended by inserting in appropriate alphabetical order the following new definitions:

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among the Administrative Agent and the administrative agent under the Term Loan Agreement in the form attached as Exhibit III to the Second Amendment.

“Second Amendment Effective Date” means the “Second Amendment Effective Date” (as defined in the Second Amendment).

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of April 16, 2012, among Borrower, Parent, the Administrative Agent and the Lenders.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of the Second Amendment Effective Date, among Borrower as borrower thereunder, the Guarantor as a guarantor thereunder, Wells Fargo Bank, National Association, as Administrative Agent, certain lenders from time to time party thereto, including any “Refinancing Debt Documents” (as defined in the Intercreditor Agreement).

e.	Article I of the Credit Agreement is hereby amended by inserting the following new Section 1.07 at the end thereof:

“1.07 Financial Standards. All financial computations required of a Person under this Agreement shall be calculated without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.”

f.	Article VI of the Credit Agreement is hereby amended by inserting the following new Section 6.25 at the end thereof:

“6.25 Patriot Act and Other Specified Laws.

(a) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the Act. No part of the proceeds of the Loans will be used, directly or indirectly, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977. No Loan Party is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of its properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations or other similar criminal laws. No Loan Party is named on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Department of Treasury Office of Foreign Assets Control.

(b) No Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such Executive Order, or, to the knowledge of the Borrower after due inquiry, is otherwise associated with any such Person in any manner that violates such Section 2 and (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.”

g.	Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.13 Maintenance of Status. The Parent shall maintain at least one class of common shares which is subject to price quotations on The NASDAQ Stock Market’s National Market System or having trading privileges on the New York Stock Exchange or any other national securities exchange.”

h.	Section 8.01(a) of the Credit Agreement is hereby amended by inserting the following phrase prior to the “;” at the end thereof:

“or any “Loan Document” (or similar term) as defined in the Term Loan Agreement”

i.	Section 8.11 of the Credit Agreement of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.11 Incentive Listing Fee Note. The Parent shall not make cash payments under the Incentive Listing Fee Note in excess of the aggregate cash payment amount permitted under the Term Loan Agreement, if applicable.”

j.	Section 8.13 of the Credit Agreement is hereby amended by

i.	amending and restating the parenthetical at the end of Section 8.13(a) as follows:

“(other than in favor of the Administrative Agent or the administrative agent (or equivalent person) under the Term Loan Agreement)”, and

ii.	amending and restating the parenthetical set forth in Section 8.13(d) as follows:

“(other than pursuant to this Agreement or the Term Loan Agreement)”

k.	Section 8.14(b) of the Credit Agreement is hereby amended by amending and restating the parenthetical set forth therein as follows:

“(excluding Indebtedness under this Agreement and the Term Loan Agreement)”

l.	Section 9.01(f) of the Credit Agreement is hereby amended by inserting the following new clause at the end thereof:

“(iii) there occurs an “Event of Default” under and as defined in the Incentive Listing Fee Note and such “Event of Default” is not cured or waived in writing within any applicable grace period; or”

m.	Section 10.10(a) of the Credit Agreement is hereby amended by deleting the word “or” prior to “(v)” where it appears therein, and inserting the following clause prior to the “;” at the end thereof:

“or (vi) in accordance with the Intercreditor Agreement”

n.	Section 10.10 of the Credit Agreement is hereby amended by inserting the following paragraphs at the end thereof:

“In its capacity, the Administrative Agent is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into the Intercreditor Agreement and each of the Security Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders upon the terms of the Security Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Lenders.

Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to Section 10.10(a)(ii), or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which, if applicable, shall continue to constitute part of the Collateral.”

3.	Amendments to Pledge Agreement. The Pledge Agreement is amended as of the Second Amendment Effective Date, as follows:

a.	The Pledge Agreement is amended by inserting the following header on the first page thereof:

“NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO RBS CITIZENS, N.A., AS ADMINISTRATIVE AGENT, PURSUANT TO THIS PLEDGE AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY RBS CITIZENS, N.A., AS ADMINISTRATIVE AGENT, HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF APRIL 16, 2012 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., RBS CITIZENS, N.A., AS AUTHORIZED REPRESENTATIVE FOR THE CREDIT AGREEMENT SECURED PARTIES, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AUTHORIZED REPRESENTATIVE FOR THE TERM LOAN AGREEMENT SECURED PARTIES, AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS PLEDGE AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”

b.	Section 4(a) of the Pledge Agreement is amended and restated in its entirety as follows:

“Binding Obligation/ Perfection. The pledge of the Collateral pursuant to this Agreement creates a valid Lien in the Collateral, securing the payment of the Secured Obligations. Once financing statements covering the Collateral have been properly filed in the jurisdictions listed on Schedule 1 hereto, and, if applicable, the certificates or instruments representing the Collateral have been delivered to the Administrative Agent, Administrative Agent’s Lien in the Collateral, for the benefit of the Secured Parties, will be fully perfected and such Lien will constitute a first-priority Lien on such Collateral. Other than the financing statements with respect to this Agreement and the Term Loan Agreement, there are no other financing statements covering any Collateral. The creation of the Lien in the Collateral does not require the consent of any Person that has not been obtained.”

c.	Section 5(a)(ii) of the Pledge Agreement is hereby amended and restated in its entirety as follows:

“create or suffer to exist any Lien upon or with respect to any of the Collateral (except for the Lien granted hereby or permitted under the Credit Agreement).”

d.	The Pledge Agreement is amended by inserting the following new Section 24 at the end thereof:

“SECTION 24. INTERCREDITOR AGREEMENT. Anything herein to the contrary notwithstanding, so long as any “Term Loan Agreement Obligations” (as defined in the Intercreditor Agreement) remain outstanding, the liens and security interests securing the Secured Obligations hereunder and the exercise of any right or remedy with respect thereto, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control.”

4.	Consent to Amendment of Subsidiary Guarantor Organization Documents. The Administrative Agent and the Required Lenders hereby consent to the amendment of each of the Subsidiary Guarantor’s Limited Liability Company Agreement, in substantially the form of the “First Amendment of Limited Liability Company of ________” attached hereto as Exhibit IV.

5.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent (such date, the “Second Amendment Effective Date”):

a.	The Administrative Agent shall have received counterparts of this Second Amendment duly executed and delivered by each of the parties hereto;

b.	the Administrative Agent shall have received a fully executed Intercreditor Agreement;

c.	the Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party party hereto, as Administrative Agent may require; evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Second Amendment and the Intercreditor Agreement; and

d.	the Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party party hereto is duly organized or formed and in good standing in its jurisdiction of formation, except to the extent that failure to do so would not have a Material Adverse Effect.

6.	Representations and Warranties. The representations and warranties of Borrower and each other Loan Party, contained in Article VI of the Credit Agreement or any other Loan Document are true and correct in all material respects (except to the extent that any such representation and warranty is qualified as to “materiality,” “Material Adverse Effect” or similar language, in which case it shall be true and correct in all respects (after giving effect to any such qualification)) on and as of the Second Amendment Effective Date; provided, if any such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (except to the extent that any such representation and warranty is qualified as to “materiality,” “Material Adverse Effect” or similar language, in which case it shall be true and correct in all respects (after giving effect to any such qualification)) as of such earlier date.

7.	Limited Amendment; Ratification of Loan Documents. Except as specifically amended hereby, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This Second Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, except as expressly set forth herein.

8.	Waiver of Claims. Each Loan Party and each Additional Guarantor acknowledges and agrees that as of the date hereof, it does not have any claims, counterclaims, offsets, or defenses against the Bank directly or indirectly relating to such Person’s relationship with, and/or the Obligations under, the Loan Documents, and to the extent that such Loan Party currently has or ever had prior to the date hereof any such claims, counterclaims, offsets, or defenses against the Bank, such Loan Party affirmatively WAIVES the same and, on behalf of itself and its representatives, successors and assigns, hereby RELEASES, and forever discharges the Bank and its officers, directors, agents, servants, attorneys, and employees, and their respective representatives, successors and assigns, of, to, and from all known debts, demands, actions, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands, or liabilities whatsoever, of every name and nature, both at law and in equity through the date hereof related to the same.

9.	Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

10.	Miscellaneous. This Second Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Second Amendment. The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection herewith and are not relying on any representations or warranties of the Administrative Agent or the Lenders or their counsel in entering into this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

BORROWER:

AMERICAN REALTY CAPITAL
OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	/s/ William M. Kahane
Name: William M. Kahane Title: President

PARENT:

AMERICAN REALTY CAPITAL TRUST,
INC., a Maryland corporation

By:	/s/ William M. Kahane
Name: William M. Kahane Title: President

[Signature Page to Second Amendment]

RBS CITIZENS, N.A., as Administrative Agent,
Swing Line Lender, L/C Issuer and as a Lender

By:	/s/ Donald Woods
Name: Donald Woods Title: SVP

[Signature Page to Second Amendment]

GOLDMAN SACHS BANK, USA,
as a Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni Title: Authorized Signatory

[Signature Page to Second Amendment]

CAPITAL ONE, NATIONAL BANK,
as a Lender

By:	/s/ Patricia Visone
Name: Patricia Visone Title: Vice President

[Signature Page to Second Amendment]

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ James M. Armstrong
Name: James M. Armstrong Title: Senior Vice President

[Signature Page to Second Amendment]

The undersigned, American Realty Capital Trust, Inc., as Guarantor under that certain Parent Guaranty Agreement dated as of August 17, 2011, hereby consents to the foregoing Second Amendment to Credit Agreement and acknowledges and agrees that the Parent Guaranty Agreement executed by the undersigned dated as of August 17, 2011 remains in full force and effect.

AMERICAN REALTY CAPITAL TRUST,
INC., a Maryland corporation

By:	/s/ William M. Kahane
Name: William M. Kahane Title: President

[Signature Page to Second Amendment]

Each of the undersigned, as Guarantor under that certain Subsidiary Guaranty Agreement dated as of August 17, 2011 (as amended and in effect from time to time) hereby consents to the foregoing Second Amendment to Credit Agreement and acknowledges and agrees that the Subsidiary Guaranty Agreement executed by the undersigned remains in full force and effect.

[INSERT BLOCK FOR SUBSIDIARY

GUARANTORS]

[Signature Page to Second Amendment]

By:	/s/ William M. Kahane
Name: William M. Kahane Title: President

[Signature Page to Second Amendment]

EXHIBIT I

Form of Intercreditor Agreement

EXHIBIT II

Form of Subordination Agreement

EXHIBIT III

Form of Intercreditor Agreement

EXHIBIT IV

Form of Amendment to Limited Liability Company Agreement

of Subsidiary Guarantors